Exhibit 107

Calculation of Filing Fee Table

Registration Statement on Form S-1
(Form Type)

Global Interactive Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregating Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, par value $0.001 per share (“Common Stock”)(2)	457(o)			$2,032,985	0.00015310	311.25
Fees to be paid	Equity	Pre-funded Warrants to purchase Common Stock (“Pre-Funded Warrants”)(3)	457(g)			—			(3)(4)
Fees to be paid	Equity	Common Stock underlying the Pre-Funded Warrant(3)	457(o)			—			(3)
Fees to be paid	Equity	Warrants to purchase Common Stock (“Common Warrants”)	457(g)			—			(4)
Fees to Be Paid	Equity	Common Stock underlying the Common Warrants(2)	457(o)			$2,032,985	0.00015310	311.25
	Total Offering Amounts					$4,065,970	0.00015310	$622.50
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$622.50

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)	The proposed maximum aggregate offering price of the Common Stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $2,032,985.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.